                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O'REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments), free writing prospectuses and supplements thereto to be filed by Conexant Systems, Inc. (the "Company"), together with certain subsidiaries of the Company as co-registrants, with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"):

     (a) the offer and sale of up to $275 million aggregate principal amount of Floating Rate Senior Secured Notes due 2010 of the Company and the related guarantees by certain subsidiaries of the Company (together, the "Exchange Securities") in exchange for up to $275 million aggregate principal amount of Floating Rate Senior Secured Notes due 2010 of the Company and the related guarantees by certain subsidiaries of the Company (together, the "Old Securities") previously sold by the Company in a private placement to certain qualified institutional buyers and institutional accredited investors (as defined in the Securities Act and the rules thereunder); and/or

     (b) the offer and resale by certain holders of up to $275 million aggregate principal amount of the Old Securities;

and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              SIGNATURE                                   TITLE                             DATE
              ---------                                   -----                             ----


/s/ Dwight W. Decker                    Chairman of the Board and Chief Executive    February 26, 2007
-------------------------------------      Officer (principal executive officer)
Dwight W. Decker                                      and Director


/s/ Donald R. Beall                                      Director                    February 26, 2007
-------------------------------------
Donald R. Beall


/s/ Steven J. Bilodeau                                   Director                    February 26, 2007
-------------------------------------
Steven J. Bilodeau


/s/ F. Craig Farrill                                     Director                    February 26, 2007
-------------------------------------
F. Craig Farrill


/s/ Balakrishnan S. Iyer                                 Director                    February 26, 2007
-------------------------------------
Balakrishnan S. Iyer


/s/ John W. Marren                                       Director                    February 26, 2007
-------------------------------------
John W. Marren


/s/ D. Scott Mercer                                      Director                    February 26, 2007
-------------------------------------
D. Scott Mercer


/s/ Jerre L. Stead                                       Director                    February 26, 2007
-------------------------------------
Jerre L. Stead


/s/ Giuseppe Zocco                                       Director                    February 26, 2007
-------------------------------------
Giuseppe Zocco


/s/ J. Scott Blouin                             Senior Vice President and            February 26, 2007
-------------------------------------            Chief Financial Officer
J. Scott Blouin                            (principal financial and accounting
                                                         officer)


                                        2